EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Evrett Benton, President or Bruce Mackey, Treasurer (617) 796-8387 www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Financial Results For The Quarter
And Year Ended December 31, 2003

        Newton, MA (March 26, 2004): Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the quarter and year ended December 31, 2003, compared to the same periods in 2002, as follows (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Total revenues	$ 146,403	$ 138,450	$ 576,215	$ 519,403
Total expenses	148,803	139,174	583,782	529,662
Loss from continuing operations	$ (2,400)	$ (724)	$ (7,567)	$(10,259)
Income (loss) from discontinued operations	138	755	(372)	(2,915)
Net income (loss)	$ (2,262)	$ 31	$ (7,939)	$(13,174)
Weighted average shares outstanding	8,514	7,556	8,482	7,556
Basic and diluted loss per share
from continuing operations	$ (0.28)	$ (0.10)	$ (0.89)	$ (1.36)
Net income (loss) per share	$ (0.27)	$ 0.00	$ (0.94)	$ (1.74)

        Five Star Quality Care, Inc., is a healthcare services company which operates senior living communities. FVE owns and leases 101 communities with 14,035 separate living units located in 25 states. These communities include independent living, assisted living and skilled nursing facilities. FVE is headquartered in Newton, Massachusetts.

(end)

Supplemental Information, page 1 of 3

FIVE STAR QUALITY CARE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share data)

	3 Months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Revenues:
Net revenues from residents	$ 146,375	$ 138,349	$ 575,986	$ 519,106
Interest and other income	28	101	229	297

Total revenues	146,403	138,450	576,215	519,403

Expenses:
Wages and benefits	82,558	73,003	315,615	274,248
Other operating expenses	35,718	38,216	151,013	143,053

Management fee to Sunrise Senior Living Services, Inc.	4,401	4,289	17,391	16,643
Rent to Senior Housing Properties Trust	20,137	18,706	77,266	75,210
General and administrative	4,613	4,167	17,745	15,415
Depreciation and amortization	1,037	595	3,588	1,794
Interest expense	339	198	1,164	198
Impairment of assets	--	--	--	150
Restructuring costs	--	--	--	122
Spin off and merger expense, non recurring	--	--	--	2,829

Total expenses	148,803	139,174	583,782	529,662

Loss from continuing operations	(2,400)	(724)	(7,567)	(10,259)
Income (loss) from discontinued operations	138	755	(372)	(2,915)

Net income (loss)	$ (2,262)	$ 31	$ (7,939)	$(13,174)

Weighted average shares outstanding	8,514	7,556	8,482	7,556

Basic and diluted income (loss) per share from:
Continuing operations	$ (0.28)	$ (0.10)	$ (0.89)	$ (1.36)
Discontinued operations	0.01	0.10	(0.05)	(0.38)

Net income (loss) per share	$ (0.27)	$ 0.00	$ (0.94)	$ (1.74)

Supplemental Information, page 2 of 3

Condensed Balance Sheet Data (amounts in thousands, except share data)
	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$ 21,236	$ 10,270
Accounts receivable, net of reserve	30,581	33,877
Prepaid expenses and other current assets	7,871	4,162

Total current assets	59,688	48,309

Property and equipment, net	55,484	70,329
Other long term assets	32,198	14,559

Total assets	$147,370	$133,197

Liabilities and Shareholders' Equity
Current liabilities	$ 58,145	$ 34,445
Long term liabilities (1)	18,417	17,723
Mortgage payable, long term	6,381	15,982
Shareholders' equity: 8,513,634 and 8,452,634
Shares issued and outstanding at Dec 31, 2003 and 2002 respectively	64,427	65,047

Total liabilities and shareholders' equity	$147,370	$133,197

(1)	Long term liabilities principally include obligations to residents for deposits and prepaid services at the communities which are managed for us by Sunrise Senior Living Services, Inc. The non-refundable amounts of these prepayments are amortized into revenues over the period during which the service obligations are expected to be satisfied.

Supplemental Information, page 3 of 3

As Reported (includes information from the dates operations by FVE commenced):

	Three months ended 12/31			Year ended 12/31
	2003	2002	% Change	2003	2002	% Change
Revenues from residents (in 000s)	$146,375	$138,349	+6%	$575,986	$519,106	+11%
Facility expenses (in 000s)	$118,276	$111,219	+6%	$466,628	$417,301	+12%
Total expenses (in 000s)	$148,803	$139,174	+7%	$583,782	$529,662	+10%
No. of communities (end of period)	101	105	-4	101	105	-4
No. of living units (end of period)	14,035	13,962	+73	14,035	13,962	+73
Occupancy	89%	90%	-1% pt	88%	89%	-1% pt
Average daily rate	$ 127	$ 120	+6%	$ 126	$ 114	+11%
Revenue per day per
available unit	$ 113	$ 108	+5%	$ 112	$ 102	+10%
Percent of revenues from
Medicare and Medicaid	40%	42%	-2% pts	39%	39%	--
Percent of revenues from
private and other sources	60%	58%	+2% pts	61%	61%	--

“Same Store” Communities (communities FVE operated continuously since 9/30/02 and 1/1/02):

	Three months ended 12/31			Year ended 12/31
	2003	2002	% Change	2003	2002	% Change
Revenues from residents (in 000s)	$137,556	$133,330	+3%	$236,667	$227,446	+4%
Facility expenses (in 000s)	$111,521	$107,284	+4%	$215,793	$210,645	+2%
No. of communities (end of period)	89	89	--	53	53	--
No. of living units (end of period)	13,145	13,145	--	4,868	4,868	--
Occupancy	88%	88%	--	90%	89%	+1% pt
Average daily rate	$ 129	$ 125	+3%	$ 148	$ 144	+3%
Revenue per day per
available unit	$ 113	$ 110	+3%	$ 133	$ 128	+4%
Percent of revenues from
Medicare and Medicaid	80%	79%	+1% pt	79%	78%	+1% pt
Percent of revenues from
private and other sources	20%	21%	-1% pt	21%	22%	-1% pt